UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2008, Multi-Fineline Electronix, Inc. expanded its board of directors (“Board”) from seven (7) to nine (9) directors and elected Reza Meshgin and Donald K. Schwanz to the Board. Mr. Meshgin was recently appointed as the company’s chief executive officer.

As an independent director, Mr. Schwanz will receive the same Board fees as the company’s other independent directors and received a restricted stock unit grant equal to 7,600 shares of the company’s common stock pursuant to the company’s Amended and Restated 2004 Stock Incentive Plan. One-third of the units will vest on April 30, 2009, 2010 and 2011. Mr. Schwanz has not been appointed to any committee of the Board as of the date of this filing.

The company issued a news release regarding the appointment of Messrs. Meshgin and Schwanz on May 2, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	News release issued May 2, 2008, announcing the appointment of Reza Meshgin and Donald K. Schwanz to the company’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation

Date: May 6, 2008	By:	/s/ Thomas Liguori
Thomas Liguori
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued May 2, 2008, announcing the appointment of Reza Meshgin and Donald K. Schwanz to the company’s board of directors.